ITEM 77M: Mergers

The Universal Institutional Funds, Inc. - Global
Infrastructure Portfolio

	On March 17, 2014, a Special Meeting of
Shareholders of Morgan Stanley Variable
Investment Series - Global Infrastructure Portfolio
(the "Portfolio") was held to consider and vote upon an Agreement and Plan of Reorganization (the
"Reorganization Agreement") between the Portfolio and The Universal Institutional Funds, Inc. - Global
Infrastructure Portfolio ("UIF Global Infrastructure"), pursuant to which substantially all of the assets and liabilities of the Portfolio would be transferred to UIF
Global Infrastructure in exchange for shares of UIF
Global Infrastructure and pursuant to which the Portfolio will be liquidated and terminated. The
Board of Trustees unanimously approved the Reorganization Agreement, and on March 17, 2014, the Reorganization Agreement was approved by the shareholders of the Portfolio.

	On April 28, 2014, the Reorganization
Agreement between the Portfolio and UIF Global
Infrastructure was completed according to the terms set forth above and in the Reorganization
Agreement.

The Universal Institutional Funds, Inc. - Global
Infrastructure Portfolio

      On March 17, 2014, a Special Meeting of
Shareholders of Morgan Stanley Select Dimensions
Investment Series - Global Infrastructure Portfolio
(the "Portfolio") was held to consider and vote upon an Agreement and Plan of Reorganization (the
"Reorganization Agreement") between the Portfolio and The Universal Institutional Funds, Inc. - Global
Infrastructure Portfolio ("UIF Global Infrastructure"), pursuant to which substantially all of the assets and liabilities of the Portfolio would be transferred to UIF
Global Infrastructure in exchange for shares of UIF
Global Infrastructure and pursuant to which the Portfolio will be liquidated and terminated. The
Board of Trustees unanimously approved the Reorganization Agreement, and on March 17, 2014, the Reorganization Agreement was approved by the shareholders of the Portfolio.

	On April 28, 2014, the Reorganization
Agreement between the Portfolio and UIF Global
Infrastructure was completed according to the terms set forth above and in the Reorganization
Agreement.